Exhibit 99.1

The First Bancorp Reports Record Results for 2017

DAMARISCOTTA, ME, January 17, 2018 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced record operating results for the year ended December 31, 2017. Net income was $19.6 million, up $1.6 million or 8.8% from the $18.0 million reported for the year ended December 31, 2016. Earnings per common share on a fully diluted basis of $1.81 were up $0.15 or 9.0% compared to 2016. The Company also announced operating results for the quarter ended December 31, 2017. Net income was $5.1 million, up $766,000 or 17.7% from results reported for the fourth quarter of 2016, and earnings per common share on a fully diluted basis of $0.47 were up $0.07 or 17.5% from the same period in 2016.
“I am very pleased to report that 2017 was the best annual performance in the Company’s history,” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Increased net interest income was the primary driver for our 2017 performance, the result of continued strong growth across our business lines. The fourth quarter of 2017 was also the best quarter in the history of the Company, up $104,000 or 2.1% from the previous record set in the third quarter of 2017.
“Earning assets increased $121.3 million in 2017,” noted President McKim. “Growth came primarily from the loan portfolio which increased $92.6 million to end the year at $1.16 billion. The commercial loan portfolio was the driver of this growth, up $64.7 million or 13.5%, while residential loans were up $20.8 million or 4.8% and municipal loans were up $6.3 million, or 23.4%. In addition, the investment portfolio grew $27.9 million or 5.2% over 2016. On the funding side of the balance sheet, low-cost deposits grew $55.2 million, or 8.6%, to $696.0 million as of December 31, 2017, while total deposits grew $175.9 million or 14.2% to $1.42 billion at year-end.
“Our growth in earning assets led directly to increased net interest income” President McKim continued. “On a tax-equivalent basis, net interest income was up $5.1 million or 11.2% from 2016, while our net interest margin held steady at 3.04% after three Federal Reserve rate hikes during the year. At $12.5 million, non-interest income in 2017 was level with the prior year, with a $269,000 increase in revenue from First Advisors, the Company’s wealth and investment management division, offsetting modest year-over-year reductions in deposit service charge and mortgage banking revenues. Non-interest expense in 2017 was up $2.3 million or 7.7% from 2016 levels. The Company’s investments in personnel and technology growth contributed to this increase, along with higher FDIC insurance expense.
“We continue to be focused on overall credit quality in our loan and investment portfolios,” President McKim said. “Non-performing assets stood at 0.86% of total assets as of December 31, 2017, up from the 0.48% reported a year ago and down from the 0.94% reported as of September 30, 2017. Net charge offs were 0.12% of average loans in 2017, improved slightly from the 0.13% of average loans in 2016. We provisioned $2.0 million for loan losses in 2017, up $400,000 from the amount provisioned in 2016. The allowance for loan losses stood at 0.92% of total loans as of December 31, 2017, down from 0.95% of total loans a year ago.”
“The strong financial results we posted in 2017 are demonstrated in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “For 2017, our return on average assets was 1.10% and our return on average tangible common equity was 13.11%, as compared to 1.12% and 12.42% respectively in 2016. Our return on average tangible equity continues to stand out in relation to the Bank’s UBPR peer group average, which stood at 10.19% as of September 30, 2017. We remain focused on operating efficiently, as shown in the improvement in our efficiency ratio to 49.72% for 2017, down from 50.43% in 2016. This measure remains well below the Bank’s peer group average which stood at 61.77% as of September 30, 2017.
“The recently enacted Tax Cuts and Jobs Act of 2017 ("the TCJA") had little effect on our estimated 2017 results,” Mr. Ward continued, “Unlike a number of bank holding companies that have disclosed an expected negative impact to 2017 earnings attributable to the TCJA, the Company maintained a modest level of net deferred tax assets prior to enactment of the TCJA and, as a result, the adjustment of value required under Generally Accepted Accounting Principles ("GAAP") was limited. We recorded a provisional charge to current earnings related to the TCJA of $134,000 in the fourth quarter, and expect to benefit from the TCJA's reduction in the corporate tax rate going forward.

“Shares of The First Bancorp ended 2017 at $27.23 per share, down $5.87 from our December 31, 2016 close of $33.10 per share. With dividends reinvested, our total return for 2017 was -14.70%. While the price performance of our stock over the past year has been a disappointment, we continue to nicely outperform the broad market over a three-year period, with a total return of 68.7%, as compared to the S&P 500 which had a three-year total return with dividends reinvested of 38.3%, as well the Russell 2000, in which we are included, with a three-year total return of 32.9%. We have also outperformed the banking industry over the past three years, with total returns for The First Bancorp over the period exceeding both the 50.1% of the KBW Regional Bank Index and the 58.4% of the Nasdaq Bank Index. The Board of Directors maintained the quarterly dividend at 24 cents per share in the fourth quarter of 2017. Based on the December 31, 2017 closing price, our annualized dividend yield was an attractive 3.53%.”
“We continue to execute on our strategic vision” President McKim concluded. “The 7.4% growth in earning assets we experienced in the course of 2017 led directly to strong growth in net interest income and ultimately our bottom line results. I can’t say enough about our outstanding team of customer-focused banking professionals who are committed to building our business each and every day. Whether it’s through the businesses and building projects we’ve financed, our innovative Dream First Rewards program, the investment management expertise of First Advisors, or the many charitable causes we’ve supported, their impact is apparent in both the success of the Bank and wellbeing of the communities we serve.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2017	December 31, 2016
Assets
Cash and due from banks	$19,207	$17,366
Interest-bearing deposits in other banks	860	293
Securities available for sale	300,172	300,416
Securities to be held to maturity	256,567	226,828
Restricted equity securities, at cost	10,358	11,930
Loans held for sale	386	782
Loans	1,164,139	1,071,526
Less allowance for loan losses	10,729	10,138
Net loans	1,153,410	1,061,388
Accrued interest receivable	5,867	5,532
Premises and equipment	22,502	22,202
Other real estate owned	1,012	375
Goodwill	29,805	29,805
Other assets	42,642	35,958
Total assets	$1,842,788	$1,712,875
Liabilities
Demand deposits	$181,970	$140,482
NOW deposits	281,405	282,971
Money market deposits	163,898	125,544
Savings deposits	232,605	217,340
Certificates of deposit	284,066	195,115
Certificates $100,000 to $250,000	232,759	240,904
Certificates $250,000 and over	42,176	40,601
Total deposits	1,418,879	1,242,957
Borrowed funds	228,758	278,901
Other liabilities	13,830	18,496
Total Liabilities	1,661,467	1,540,354
Shareholders' equity
Common stock	108	108
Additional paid-in capital	61,747	60,723
Retained earnings	120,847	111,693
Net unrealized loss on securities available-for-sale	(2,387)	(935)
Net unrealized loss on securities transferred from available for sale to held to maturity	(143)	(129)
Net unrealized gain on cash flow hedging derivative instruments	1,270	1,163
Net unrealized loss on postretirement benefit costs	(121)	(102)
Total shareholders' equity	181,321	172,521

Total liabilities & shareholders' equity	$1,842,788	$1,712,875
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,829,918	10,793,946
Book value per common share	$16.74	$15.98
Tangible book value per common share	$13.97	$13.20

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Interest income
Interest and fees on loans	$45,373	$39,996	11,958	10,237
Interest on deposits with other banks	52	22	6	5
Interest and dividends on investments	15,407	13,741	3,858	3,358
Total interest income	60,832	53,759	15,822	13,600
Interest expense
Interest on deposits	9,479	6,028	2,710	1,646
Interest on borrowed funds	4,050	4,784	904	1,216
Total interest expense	13,529	10,812	3,614	2,862
Net interest income	47,303	42,947	12,208	10,738
Provision for loan losses	2,000	1,600	250	475
Net interest income after provision for loan losses	45,303	41,347	11,958	10,263
Non-interest income
Investment management and fiduciary income	2,680	2,411	685	606
Service charges on deposit accounts	2,081	2,237	519	526
Net securities gains	471	673	—	5
Mortgage origination and servicing income	1,853	2,192	593	658
Other operating income	5,463	4,986	1,413	1,265
Total non-interest income	12,548	12,499	3,210	3,060
Non-interest expense
Salaries and employee benefits	16,601	15,215	4,491	4,079
Occupancy expense	2,400	2,313	584	578
Furniture and equipment expense	3,681	3,305	979	889
FDIC insurance premiums	1,008	789	246	158
Amortization of identified intangibles	43	43	11	11
Other operating expense	7,918	7,718	1,989	1,818
Total non-interest expense	31,651	29,383	8,300	7,533
Income before income taxes	26,200	24,463	6,868	5,790
Applicable income taxes	6,612	6,454	1,782	1,470
Net Income	$19,588	$18,009	$5,086	$4,320
Basic earnings per share	$1.82	$1.68	$0.47	$0.40
Diluted earnings per share	1.81	1.66	0.47	0.40

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2017	12/31/2016	12/31/2017	12/31/2016

Summary of Operations
Interest Income	$60,832	$53,759	$15,822	$13,600
Interest Expense	13,529	10,812	3,614	2,862
Net Interest Income	47,303	42,947	12,208	10,738
Provision for Loan Losses	2,000	1,600	250	475
Non-Interest Income	12,548	12,499	3,210	3,060
Non-Interest Expense	31,651	29,383	8,300	7,533
Net Income	19,588	18,009	5,086	4,320
Per Common Share Data
Basic Earnings per Share	$1.82	$1.68	$0.47	$0.40
Diluted Earnings per Share	1.81	1.66	0.47	0.40
Cash Dividends Declared	0.95	1.03	0.24	0.35
Book Value per Common Share	16.74	15.98	16.74	15.98
Tangible Book Value per Common Share	13.97	13.20	13.97	13.20
Market Value	27.23	33.10	27.23	33.10
Financial Ratios
Return on Average Equity (a)	10.91%	10.28%	11.44%	9.70%
Return on Average Tangible Common Equity (a)	13.11%	12.42%	13.79%	11.68%
Return on Average Assets (a)	1.10%	1.12%	1.21%	1.03%
Average Equity to Average Assets	10.04%	10.86%	10.59%	10.63%
Average Tangible Equity to Average Assets	8.36%	9.00%	8.78%	8.83%
Net Interest Margin Tax-Equivalent (a)	3.04%	3.05%	3.33%	2.94%
Dividend Payout Ratio	52.20%	61.31%	51.06%	87.50%
Allowance for Loan Losses/Total Loans	0.92%	0.95%	0.92%	0.95%
Non-Performing Loans to Total Loans	1.27%	0.73%	1.27%	0.73%
Non-Performing Assets to Total Assets	0.86%	0.48%	0.86%	0.48%
Efficiency Ratio	49.72%	50.43%	50.34%	51.14%
At Period End
Total Assets	$1,842,788	$1,712,875	$1,842,788	$1,712,875
Total Loans	1,164,139	1,071,526	1,164,139	1,071,526
Total Investment Securities	567,097	539,174	567,097	539,174
Total Deposits	1,418,879	1,242,957	1,418,879	1,242,957
Total Shareholders' Equity	181,321	172,521	181,321	172,521
(a) Annualized using a 365-day basis for 2017 and 366-day basis for 2016

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2017 and 2016.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net interest income as presented	$47,303	$42,947	$12,208	$10,738
Effect of tax-exempt income	3,935	3,150	981	859
Net interest income, tax equivalent	$51,238	$46,097	$13,189	$11,597
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Non-interest expense, as presented	$31,651	$29,383	$8,300	$7,533
Net interest income, as presented	47,303	42,947	12,208	10,738
Effect of tax-exempt income	3,935	3,150	981	859
Non-interest income, as presented	12,548	12,499	3,210	3,060
Effect of non-interest tax-exempt income	338	345	90	78
Net securities gains	(471)	(673)	—	(5)
Adjusted net interest income plus non-interest income	$63,653	$58,268	$16,489	$14,730
Non-GAAP efficiency ratio	49.72%	50.43%	50.34%	51.14%
GAAP efficiency ratio	52.88%	52.99%	53.83%	54.59%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Average shareholders' equity as presented	$179,473	$175,119	$176,417	$177,225
Less intangible assets	(30,044)	(30,087)	(30,064)	(30,082)
Tangible average shareholders' equity	$149,429	$145,032	$146,353	$147,143

Forward-Looking and Cautionary Statements
The financial statements presented herein include the period in which the Tax Cuts and Jobs Act of 2017 (“the TCJA”) was enacted. These financial statements reflect the estimated income tax effects for which the accounting under FASB ASC 740 is complete, including a provisional $164,000 positive adjustment to deferred tax liabilities and deferred tax assets. The Company also reassessed and found no need for a valuation allowance against deferred tax assets, and new current or deferred taxes based on certain provisions of the TCJA. The income tax effects on other comprehensive income resulting from the TCJA include negative “provisional adjustment” of $298,000, resulting from a reasonable estimate of such effects pending additional guidance from the Financial Accounting Standards Board (“FASB”).
Based upon the information available at the time of this release, the Company believes it has appropriately accounted for the income tax effects arising from the TCJA. If changes in the accounting treatment of deferred tax assets and liabilities are promulgated by FASB or other oversight bodies subsequent to this release, certain information presented may be subject to change.
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission, as well as the uncertainties related to the TCJA referenced above.

Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.